UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FRANKLIN INCOME

OPPORTUNITIES FUND

(Exact name of registrant as specified in its charter)

Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, 47th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Common Shares of Beneficial Interest	New York Stock Exchange	87-4615886

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-261696

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Shares” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-261696 and 811-23767) as filed electronically with the Securities and Exchange Commission (the “Commission”) on December 16, 2021 (Accession No. 0001193125-21-359241) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on March 3, 2022 (Accession No. 0001193125-22-064501), as amended by Pre-Effective Amendment No. 2 to the Registration on Form N-2, as filed with the Commission on April 11, 2022 (Accession No. 0001193125-22-100668), as amended by Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2, as filed with the Commission on April 22, 2022 (Accession No. 0001193125-22-114326) and as amended by Pre-Effective Amendment No. 4 to the Registration on Form N-2, as filed with the Commission on April 27, 2022 (Accession No. 0001193125-22-121009).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FRANKLIN INCOME OPPORTUNITIES FUND

Date: May 16, 2022	By:	/s/ George Hoyt
	Name:	George Hoyt
	Title:	Secretary and Chief Legal Officer